EXHIBIT 32.1


                                  CERTIFICATION


     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Obsidian Enterprises, Inc. (the "Company") certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended January 31, 2003, as amended by Amendment No. 1 on Form 10-Q/A, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 25, 2003               /s/ Timothy S. Durham
                                     ------------------------------------------
                                     Timothy S. Durham,
                                     Chairman and Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities Exchange Commission or its staff upon request.